Exhibit 99.1

SUBSCRIPTION AGREEMENT

Golden Star Resource Corp.
850 West Hastings Street, Suite 201
Vancouver, British Columbia
Canada V6C 1E1

Dear Sirs:

Concurrent with execution of this Agreement, the undersigned (the "Purchaser") is purchasing __________________________________________________ (__________) shares of Common Stock of GOLDEN STAR RESOURCE CORP. (the "Company") at a price of $0.10 per share (the "Subscription Price").

Purchaser hereby confirms the subscription for and purchase of said number of shares and hereby agrees to pay herewith the Subscription Price for such Shares.

Purchaser further confirms that Mr. Egil Livgard or Ms. Kathrine MacDonald solicited him/her/it to purchase the shares of Common Stock of the Company and no other person participated in such solicitation other than Mr. Livgard or Ms. MacDonald.

MAKE CHECK PAYABLE TO: Golden Star Resource Corp.

Executed this _____ day of ___________________, 2006.

__________________________________	________________________________
Signature of Purchaser
__________________________________
Address of Purchaser

__________________________________
Printed Name of Purchaser

PLEASE ENSURE FUNDS ARE IN US DOLLARS

	X $0.10	=	US$
Number of Shares Purchased			Total Subscription Price

Form of Payment:	Cash:___________	Check #: _____________	Other: _________________

GOLDEN STAR RESOURCE CORP.

By:	____________________________

Title:	____________________________